                                                 Exhibit (f)
                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         DISCOVER CARD MASTER TRUST I
                        Series 2000-A Monthly Statement

Distribution Date: October 17, 2005           Month Ending: September 30, 2005

Pursuant to the Series Supplement dated as of May 22, 2000, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1.Payments for the benefit of investors in Extended Certificates and Maturity
  Certificates in Series 2000-A on this Distribution Date (per $1000 of
  Subclass Initial Investor Interest)


                                 Extended     Maturity   Extended    Maturity
                                Certificate Certificate Certificate Certificate
Series 2000-A            Total    Interest    Interest   Principal   Principal
Subclass Investor
Interest                 $0.00     $0.00       $0.00       $0.00       $0.00

2.Principal Receivables at the end of September, 2005
  (a) Aggregate Investor Interest                           $23,773,145,000.00

     Seller Interest                                         $8,988,183,337.51

     Total Master Trust                                     $32,761,328,337.51

  (b) Group One Investor Interest                           $23,773,145,000.00

  (c) Group One Investor Interest for Interchange Series     $4,736,844,000.00

  (d) Series 2000-A Investor Interest                        $4,000,000,000.00

  (e) Series 2000-A Aggregate Discount Certificate Subclass
  Investor Interests                                         $4,000,000,000.00

  (f) Series 2000-A Aggregate Extended Certificate Subclass
  Investor Interests                                                     $0.00

  (g) Series 2000-A Aggregate Maturity Certificate Subclass
  Investor Interests                                                     $0.00

3.Allocation of Receivables and other amounts collected during

  September, 2005

                            Finance Charge        Principal
                              Collections        Collections     Interchange
(a) Allocation between Investors and Seller

Aggregate Investor
Allocation                   $348,257,715.23 $4,988,686,310.69  $11,688,670.88

Seller Allocation            $117,183,726.28 $1,678,621,393.40  $70,835,710.61

(b) Group One
    Allocation               $348,257,715.23 $4,988,686,310.69  $11,688,670.88
(c) Series 2000-A
   Allocation                 $55,669,589.05   $797,450,005.25           $0.00


(d) Monthly Principal Payment Rate (Principal Collections as a
   monthly percentage of Master Trust Principal Receivables at
   the beginning of September, 2005)                                    19.94%

                                  1

(e) Principal Collections as a monthly percentage of Master
    Trust Receivables at the beginning of September, 2005               19.68%

(f) Finance Charge Collections as a monthly percentage of Master
    Trust Receivables at the beginning of September, 2005                1.37%

(g) Total Collections as a monthly percentage of Master
    Trust Receivables at the beginning of September, 2005               21.05%

4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the   Deficit Amount
                 SPFA on this          on this          SPFA       Investment
               Distribution Date  Distribution Date    Balance       Income
Series 2000-A        $0.00              $0.00           $0.00        $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on    Total Payments
                               this              this           through this
                        Distribution Date Distribution Date   Distribution Date
Series 2000-A                 $0.00             $0.00              $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")

                              Deposits into the SIFA       SIFA Balance at the
                            on this Distribution Date    end of September, 2005
Series 2000-A                     $12,419,055.81             $99,324,191.75

7. Information Concerning the Proceeds Account

                              Deposits into the Proceeds
                          Account on this Distribution Date  Proceeds Account
                            (other than Issuance Proceeds)       Balance
   Series 2000-A                        $0.00                     $0.00

8.Investor Charged-Off Amount

                                                         Cumulative Investor
                                         September, 2005  Charged-Off Amount

  (a) Group One                          $133,249,439.08                 $0.00

  (b) Series 2000-A                       $21,300,149.84                 $0.00

  (c) As an annualized percentage of
       Principal Receivables at the
       beginning of September, 2005                6.39%                   N/A

                                  2

9. Investor Losses for September,  2005

                                                        Per $1,000 of Initial
                                               Total  Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2000-A                           $0.00                     $0.00

10. Reimbursement of Investor Losses for September, 2005

                                                        Per $1,000 of Initial
                                               Total  Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2000-A                           $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses as of the end of
    September, 2005
                                                       Per $1,000 of Initial
                                           Total      Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 2000-A                          $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date

   (a) Group One                                                $41,705,241.65

   (b) Series 2000-A                                             $6,666,666.67

13. Total Available Credit Enhancement Amounts

                                                                Class A Amount
  (a) Maximum Amount on this Distribution Date                 $320,000,000.00

  (b) Available Amount on this Distribution Date               $320,000,000.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date                              $0.00

  (d) Credit Enhancement Fee on this Distribution Date             $263,663.72

14. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   September, 2005                                          $33,195,314,612.85

                                 Delinquent Amount       Percentage of Ending
   Payment Status                 Ending Balance       Receivables Outstanding

   	30-59 Days                    $441,198,585.85               1.33%

   	60-179 Days                   $954,426,014.45               2.88%

                                  3

                                                     (1)
15. Excess Spread Percentages on this Distribution Date

   (a) Group One (2)                                                     3.96%

   (b) Series 2000-A (3)                                                 4.45%

16. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of September, 2005             5.47%

date
17. Information concerning the MC Purchase Agreement

(a) Total purchases made pursuant to the MC Purchase
    Agreement during September, 2005                                     $0.00

(b) Total Available Commitments at the end of
    September, 2005                                          $1,320,000,000.00

(c) Aggregate amount on deposit in any MC Purchase Account
    at the end of September, 2005                                        $0.00

                              U.S. Bank National Association
                              as Trustee

                           BY:____________________________
                              Vice President


________________________________________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads.

(2) Group Excess Spread is the sum of the Series Excess Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread for this Series is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charged-Off Amount (see Item 8(b)), (iv) the Credit
Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and
(vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4)For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                        Series 2000-A Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

   The undersigned, a duly authorized representative of Discover Bank as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust
Certificates for the Distribution Date occurring on October 17, 2005:

1. Discover Bank is Master Servicer under the Pooling and
  Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
  Master Servicer.

3. The aggregate amount of Collections processed during
  September, 2005 is equal to                                $7,132,749,145.60

4. The aggregate amount of Class A Principal Collections
   processed during September, 2005 is equal to                $797,450,005.25

5. The aggregate amount of Class A Finance Charge Collections
   processed during September, 2005 is equal to                 $55,669,589.05

6. The aggregate amount of Class A Interchange processed
   during September, 2005 is equal to                                    $0.00

7. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       September, 2005 is equal to                                       $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00

8. The sum of all amounts payable to the Class A
   Certificateholders on the current Distribution Date
   is equal to                                                  $12,419,055.81

9. The sum of all amounts payable for benefit of the Class A
   Discount Certificateholders on the current Distribution
   Date is equal to                                             $12,419,055.81

10.The sum of all amounts payable to the Class A Extended
   Certificateholders on the current Distribution Date is

   equal to                                                              $0.00

11.The sum of all amounts payable to the Class A Maturity
   Certificateholders on the current Distribution Date is
   equal to                                                              $0.00

                                  1

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00

   (c) with respect to the Class A Investor Interest                     $0.00
       is equal to

13.Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of October, 2005.


Series 2000-A                     DISCOVER BANK
                                  as Master Servicer


                                  By: /S/ Michael F. Rickert
                                  ___________________________________
                                  Vice President,
                                  Chief Accounting Officer, and
                                  Treasurer
                                  2